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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-K


                                CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): November 2, 1998


                            DUPONT PHOTOMASKS, INC.
            (Exact name of registrant as specified in its charter)



                                   DELAWARE
                (State or Other Jurisdiction of Incorporation)



             0-20839                               74-2238819
   (Commission File Number)          (I.R.S. Employer Identification No.)


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                          131 OLD SETTLERS BOULEVARD
                            ROUND ROCK, TEXAS 78664
         (Address of principal executive offices, including zip code)


                                 512-310-6500
             (Registrant's telephone number, including area code)
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2. Acquisition or Disposition of Assets.

On November 2, 1998, DuPont Photomasks, Inc. (the "Company") completed the acquisition of Hewlett-Packard Company's photomask manufacturing organization, which was previously part of HP's Integrated Circuit Business Division. The acquisition included the purchase of photomask production equipment, the purchase of inventory, the execution of an agreement whereby the Company becomes HP's strategic photomask supplier, the execution of a technology license agreement and the hiring of employees in the HP photomask manufacturing organization. Consideration for the acquisition was approximately $39 million in cash, one half of which was paid at closing and one half of which will be paid in February 1999. The transaction was funded by drawing on the Company's existing credit agreement.

7. FINANCIAL STATEMENTS AND EXHIBITS.

   (a) Financial Statements of Businesses Acquired: Not applicable.

   (b) Pro Forma Financial Information. Not applicable.

   (c) Exhibits.

       2.1 Master Asset Purchase Agreement, between the Company and HP, dated October 16, 1998. (The exhibits and schedules which are referenced in the list of exhibits and schedules and elsewhere in such agreement are hereby incorporated by reference. Such exhibits and schedules which are not included as exhibits to this Form 8-K will be furnished supplementally to the Commission upon request).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         DuPont Photomasks, Inc.

                                         By:  /S/ JOHN M. LYNN
                                            --------------------
                                         John M. Lynn,
                                         Executive Vice President,
                                         General Counsel and Secretary

DATE: November 6, 1998